Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Finance & Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Third Quarter 2025 Results

SCOTTSDALE, Ariz. – November 6, 2025 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the third quarter ended September 30, 2025.

(All results compared to prior-year comparative period, unless otherwise noted)

Q3 2025 Highlights and FY 2025 Outlook

•
Revenue of $363.8 million increased 16% compared to revenue of $312.7 million
•
Clinician base increased 11% to 7,996 clinicians, a sequential net increase of 288 in the third quarter
•
Third quarter visit volumes increased 17% to 2.3 million
•
Net income of $1.1 million compared to net loss of $6.0 million
•
Adjusted EBITDA of $40.2 million increased 31% compared to Adjusted EBITDA of $30.7 million
•
Net cash provided by operations of $27.3 million in the third quarter resulting in strong cash position of $203.9 million
•
Free Cash Flow of positive $17.0 million in the third quarter
•
For full year 2025, reiterating expectations for revenue of $1.41 billion to $1.43 billion; raising midpoint expectations for Center Margin to $448 million to $462 million; and raising Adjusted EBITDA expectations to $146 million to $152 million

“This was a record-breaking quarter for LifeStance,” said Dave Bourdon, CEO of LifeStance. “We delivered 17% organic visit growth, fueled by our strongest-ever organic productivity improvements and clinician net adds—bringing our team to approximately 8,000 clinicians. We also achieved our second quarter of positive net income this year, at $1 million, along with Adjusted EBITDA of $40 million with 11% margins, both marking new highs for us as a public company. This performance reflects improved operating leverage in G&A and positions us to raise our full-year Adjusted EBITDA guidance while continuing to expand margins into 2026. The team's exceptional results this quarter provide strong momentum as we enter the fourth quarter and look ahead to the coming year.”

Financial Highlights
	Q3 2025	Q3 2024	Y/Y
(in millions)
Total revenue	$363.8	$312.7	16%
Income from operations	7.4	0.0	NM
Center Margin	116.6	100.4	16%
Net income (loss)	1.1	(6.0)	(118%)
Adjusted EBITDA	40.2	30.7	31%
As % of Total revenue:
Income from operations	2.0%	0.0%
Center Margin	32.0%	32.1%
Net income (loss)	0.3%	(1.9%)
Adjusted EBITDA	11.1%	9.8%

NM - not meaningful

(All results compared to prior-year period, unless otherwise noted)

•
Revenue grew 16% to $363.8 million. Revenue growth in the third quarter was driven primarily by higher visit volumes from net clinician growth and improved clinician productivity.
•
Income from operations was $7.4 million and net income was $1.1 million.
•
Center Margin grew 16% to $116.6 million, or 32.0% of total revenue.

•
Adjusted EBITDA increased 31% to $40.2 million, or 11.1% of total revenue. Adjusted EBITDA as a percentage of revenue increased in the third quarter as a result of improved operating leverage from revenue growing faster than general and administrative expenses.

Balance Sheet, Cash Flow, and Capital Allocation

For the nine months ended September 30, 2025, LifeStance provided $88.6 million cash flow from operations, including $27.3 million during the third quarter of 2025. The Company ended the third quarter with cash of $203.9 million and net long-term debt of $269.4 million.

2025 Guidance

LifeStance is providing the following outlook for 2025:

•
The Company is reiterating expectations for revenue of $1.41 billion to $1.43 billion; raising midpoint expectations for Center Margin to $448 million to $462 million; and raising Adjusted EBITDA expectations to $146 million to $152 million.
•
For the fourth quarter of 2025, the Company expects total revenue of $368 million to $388 million, Center Margin of $113 million to $127 million, and Adjusted EBITDA of $37 million to $43 million.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, November 6, 2025 at 8:30 a.m. Eastern Time to discuss the third quarter 2025 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 3958273 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental healthcare for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance and its supported practices employ approximately 8,000 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 33 states and more than 550 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements with respect to: full year and fourth quarter guidance and management's related assumptions; business plans and objectives; and other statements contained in this press release that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be materially harmed; we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with supported practices, which we do not own, to provide healthcare services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business and financial performance would be harmed; the impact on us of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. This press release also refers to Free Cash Flow, which is calculated as net cash provided by operating activities less purchases of property and equipment. Management believes Free Cash Flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after investments in property and equipment, can be used for future growth. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net income (loss) or income (loss) from operations.

Center Margin and Adjusted EBITDA anticipated for the fourth quarter of 2025 and full year 2025 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking fourth quarter of 2025 and full year 2025 Center Margin, Adjusted EBITDA guidance and Free Cash Flow is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	September 30, 2025	December 31, 2024
CURRENT ASSETS
Cash and cash equivalents	$203,903	$154,571
Patient accounts receivable, net	121,073	131,802
Prepaid expenses and other current assets	35,401	26,137
Total current assets	360,377	312,510
NONCURRENT ASSETS
Property and equipment, net	162,672	166,041
Right-of-use assets	145,706	147,878
Intangible assets, net	180,753	190,799
Goodwill	1,293,346	1,293,346
Other noncurrent assets	6,115	7,724
Total noncurrent assets	1,788,592	1,805,788
Total assets	$2,148,969	$2,118,298
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$12,215	$7,242
Accrued payroll expenses	113,772	117,461
Other accrued expenses	42,144	46,942
Operating lease liabilities, current	47,377	49,449
Other current liabilities	13,052	7,792
Total current liabilities	228,560	228,886
NONCURRENT LIABILITIES
Long-term debt, net	269,392	279,790
Operating lease liabilities, noncurrent	144,185	148,699
Deferred tax liability, net	13,986	14,329
Other noncurrent liabilities	105	309
Total noncurrent liabilities	427,668	443,127
Total liabilities	$656,228	$672,013
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of September 30, 2025 and December 31, 2024; 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of September 30, 2025 and December 31, 2024; 389,000 and 382,735 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	3,890	3,827
Additional paid-in capital	2,309,145	2,259,818
Accumulated other comprehensive income	—	929
Accumulated deficit	(820,294)	(818,289)
Total stockholders' equity	1,492,741	1,446,285
Total liabilities and stockholders’ equity	$2,148,969	$2,118,298

consolidated statements of operations and comprehensive income (loss)

(unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
TOTAL REVENUE	$363,809	$312,722	$1,042,090	$925,490
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	247,227	212,291	707,286	632,527
General and administrative expenses	95,615	85,269	287,421	269,356
Depreciation and amortization	13,557	15,115	41,319	56,279
Total operating expenses	$356,399	$312,675	$1,036,026	$958,162
INCOME (LOSS) FROM OPERATIONS	$7,410	$47	$6,064	$(32,672)
OTHER EXPENSE
Gain on remeasurement of contingent consideration	—	15	—	1,975
Transaction costs	—	(29)	—	(821)
Interest expense, net	(2,814)	(5,413)	(8,787)	(17,139)
Other expense	(24)	(2)	(117)	(80)
Total other expense	$(2,838)	$(5,429)	$(8,904)	$(16,065)
INCOME (LOSS) BEFORE INCOME TAXES	4,572	(5,382)	(2,840)	(48,737)
INCOME TAX (PROVISION) BENEFIT	(3,495)	(575)	835	(1,594)
NET INCOME (LOSS)	$1,077	$(5,957)	$(2,005)	$(50,331)
EARNINGS (LOSS) PER SHARE
Basic	0.00	(0.02)	(0.01)	(0.13)
Diluted	0.00	(0.02)	(0.01)	(0.13)
Weighted-average shares outstanding
Basic	386,963	380,359	385,672	378,713
Diluted	388,895	380,359	385,672	378,713

NET INCOME (LOSS)	$1,077	$(5,957)	$(2,005)	$(50,331)
OTHER COMPREHENSIVE LOSS
Unrealized losses on cash flow hedge, net of tax	(345)	(1,872)	(929)	(1,532)
COMPREHENSIVE INCOME (LOSS)	$732	$(7,829)	$(2,934)	$(51,863)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,005)	$(50,331)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	41,319	56,279
Non-cash operating lease costs	31,265	29,431
Stock-based compensation	57,997	60,026
Amortization of discount and debt issue costs	762	1,264
Gain on remeasurement of contingent consideration	—	(1,975)
Other, net	1,440	998
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	10,729	(32,757)
Prepaid expenses and other current assets	(10,410)	(3,924)
Accounts payable	2,868	620
Accrued payroll expenses	(3,689)	9,381
Operating lease liabilities	(35,829)	(34,300)
Other accrued expenses	(5,856)	10,232
Net cash provided by operating activities	$88,591	$44,944
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(25,214)	(15,265)
Net cash used in investing activities	$(25,214)	$(15,265)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt	(5,438)	(2,194)
Payments of contingent consideration	—	(3,694)
Taxes related to net share settlement of equity awards	(8,607)	—
Net cash used in financing activities	$(14,045)	$(5,888)
NET INCREASE IN CASH AND CASH EQUIVALENTS	49,332	23,791
Cash and Cash Equivalents - Beginning of period	154,571	78,824
CASH AND CASH EQUIVALENTS – END OF PERIOD	$203,903	$102,615
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net	$13,253	$19,023
Cash paid for taxes, net of refunds	$1,564	$59
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Acquisition of property and equipment included in liabilities	$4,484	$1,203

RECONCILIATION OF income (loss) FROM OPERATIONS TO CENTER MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(in thousands)
Income (loss) from operations	$7,410	$47	$6,064	$(32,672)
Adjusted for:
Depreciation and amortization	13,557	15,115	41,319	56,279
General and administrative expenses (1)	95,615	85,269	287,421	269,356
Center Margin	$116,582	$100,431	$334,804	$292,963
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.

RECONCILIATION OF NET income (loss) TO ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(in thousands)
Net income (loss)	$1,077	$(5,957)	$(2,005)	$(50,331)
Adjusted for:
Interest expense, net	2,814	5,413	8,787	17,139
Depreciation and amortization	13,557	15,115	41,319	56,279
Income tax provision (benefit)	3,495	575	(835)	1,594
Gain on remeasurement of contingent consideration	—	(15)	—	(1,975)
Stock-based compensation expense	18,297	14,895	57,997	60,026
Loss on disposal of assets	24	2	117	80
Transaction costs (1)	—	29	—	821
Executive transition costs	577	—	1,296	591
Litigation costs (2)	(70)	224	1,088	1,053
Strategic initiatives (3)	—	134	—	1,292
Real estate optimization and restructuring charges (4)	(6)	—	(103)	(250)
Amortization of cloud-based software implementation costs (5)	444	298	1,199	478
Other expenses (6)	—	—	—	172
Adjusted EBITDA	$40,209	$30,713	$108,860	$86,969

(1)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our underwritten public offering completed in the second quarter of 2024.
(2)
Litigation costs, net of insurance recoveries, include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case (e.g., complex class action litigation), (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy. During each of the three and nine months ended September 30, 2025 and 2024, litigation costs included cash expenses related to distinct litigation matters, including a privacy class action litigation and a compensation model class action litigation, and for the three and nine months ended September 30, 2024, a securities class action litigation.
(3)
Strategic initiatives consist of expenses directly related to a multi-phase system upgrade in connection with our recent and significant expansion. During the three and nine months ended September 30, 2024, we continued a process of evaluating and adopting critical enterprise-wide systems for (i) human resources management and (ii) clinician credentialing and onboarding process. Strategic initiatives represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to these enterprise-wide systems. We considered the frequency and scale of this multi-part enterprise upgrade when determining that the expenses were not normal, recurring operating expenses.
(4)
Real estate optimization and restructuring charges consist of cash expenses and non-cash charges related to our real estate optimization initiative, which included certain asset impairment and disposal costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization initiative to consolidate our physical footprint during 2023. As the decision to close these centers was part of a significant strategic project driven by a historic shift in behavior, the magnitude of center closures was greater than what would be expected as part of ordinary business operations and did not constitute normal recurring operating activities. During the three and nine months ended September 30, 2025 and 2024, real estate optimization and restructuring charges consisted of certain gains and losses related to early lease terminations of previously abandoned real estate leases in 2023.
(5)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within general and administrative expenses included in our unaudited consolidated statements of operations and comprehensive income (loss).
(6)
Represents costs incurred pre- and post-center acquisition to integrate operations, including expenses related to conversion of compensation model, legacy system costs and data migration, consulting and legal services, and overtime and temporary labor costs and includes severance expense unrelated to integration services, which are included in our unaudited consolidated statements of operations and comprehensive income (loss).